UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (CubeSmart) Delaware (CubeSmart, L.P.)	001-32324 000-54462	20-1024732 34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road,
Malvern, Pennsylvania 19355

(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company (CubeSmart) ☐

Emerging growth company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2021, CubeSmart, L.P. (the “Operating Partnership”) and CubeSmart (the “Company”) executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and among the Company, the Operating Partnership and Wells Fargo Securities, LLC, PNC Capital Markets LLC, and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”), relating to the public offering of $550 million in aggregate principal amount of the Operating Partnership’s 2.25% senior notes due December 15, 2028 (the “2028 Notes”) and $500 million in aggregate principal amount of the Operating Partnership’s 2.50% senior notes due February 15, 2032 (the “2032 Notes” and together with the 2028 Notes, the “Notes”). The Company will fully and unconditionally guarantee payment of principal, the make-whole premium, if any, and interest on the Notes (collectively, the “Guarantees”). The offer and sale of the Notes and related Guarantees are expected to be completed on November 30, 2021, subject to customary closing conditions. Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains customary representations, warranties and covenants. The offer and sale of the Notes and related Guarantees were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3ASR (File No. 333-236886) (the “Registration Statement”), under the Securities Act. A prospectus supplement relating to the offering and sale of the Notes was filed with the Commission on November 22, 2021

The foregoing is not a complete description of the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

The Operating Partnership intends to use the net proceeds from this offering to pay the purchase price and transaction-related expenses in connection with the acquisition of Storage West (the “Storage West Portfolio Acquisition”). The Operating Partnership may also invest the net proceeds from this offering in short-term marketable securities. If the Storage West Portfolio Acquisition is not consummated for any reason, or if and to the extent the net proceeds from the offering exceed the amount necessary to fund a portion of the purchase price for the Storage West Portfolio Acquisition, the Operating Partnership intends to use the net proceeds from this offering for general business purposes, which may include funding acquisitions and other investment opportunities and the repayment or repurchase of existing indebtedness.

The Notes and the Guarantees will be issued pursuant to a base indenture, dated as of September 16, 2011 (the “Indenture”), among the Company, the Operating Partnership and U.S. Bank National Association, as trustee, as supplemented by a ninth supplemental indenture expected to be dated as of November 30, 2021.

The Indenture previously was filed with the Commission on September 16, 2011 as Exhibit 4.5 to the Company’s and the Operating Partnership’s registration statement on Form S-3 (File No. 333-176885) under the Securities Act, and is incorporated into this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure.

On November 18, 2021, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of November 18, 2021, among CubeSmart, CubeSmart, L.P. and Wells Fargo Securities, LLC, PNC Capital Markets LLC, and U.S. Bancorp Investments, Inc., as representatives of each of the other underwriters named in Exhibit A thereto.
4.1*	Indenture, dated as of September 16, 2011, among CubeSmart, CubeSmart, L.P. and U.S. Bank National Association, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3, filed with the Commission on September 16, 2011.
99.1	Press Release, dated November 18, 2021.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

* Incorporated herein by reference as above indicated.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: November 22, 2021	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Chief Legal Officer & Secretary

CUBESMART, L.P.

	By:	CubeSmart, its general partner

Date: November 22, 2021	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Chief Legal Officer & Secretary